As filed with the Securities and Exchange Commission on January 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Peraso Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 500 San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Peraso Inc. Amended and Restated 2019 Stock Incentive Plan, as amended

(Full title of the plan)

James Sullivan

Chief Financial Officer

Peraso Inc.

2033 Gateway Place, Suite 500

San Jose, CA 95110

Telephone: (408) 418-7500

(Name and address of agent for service; Telephone number, including area code, of agent for service)

Copies to:

Blake Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

Telephone: (212) 509-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Peraso, Inc. (the “Registrant”) for the purpose of registering (i) 111,038 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant underlying restricted stock units previously granted under the Peraso Inc. Amended and Restated 2019 Stock Incentive Plan, as amended (the “2019 Plan”), and (ii) 888,962 shares of Common Stock issuable pursuant to the 2019 Plan.

The shares of Common Stock registered hereunder are in addition to shares originally registered on the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2019 (File No. 333-234675), January 7, 2022 (File No. 333-262062) and February 26, 2025 (File No. 333-285241) (collectively the “Prior Registration Statements”). At the Registrant’s 2025 annual meeting of stockholders held on December 22, 2025, the Registrant’s stockholders approved an amendment to the 2019 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares. Subsequently, the Company granted an aggregate of 200,000 restricted stock units to non-employee directors of the Company, of which 111,038 restricted stock units are being registered in this Registration Statement. As of the date hereof, there are 888,962 shares of Common Stock available for issuance under the 2019 Plan.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E, the contents of the Prior Registration Statements are incorporated by reference and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants of the 2019 Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on March 28, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Commission on May 13, 2025;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the Commission on August 13, 2025;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the Commission on November 12, 2025;

(e)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on February 14, 2025, April 4, 2025, May 2, 2025, June 20, 2025, June 27, 2025, July 11, 2025, August 5, 2025, August 19, 2025, September 5, 2025, September 9, 2025, September 12, 2025, September 22, 2025, October 6, 2025, October 10, 2025, October 31, 2025, November 21, 2025, December 9, 2025 and December 23, 2025; and

(f)	The description of Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-32929), as filed with the Commission on June 26, 2001, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Registrant” refer collectively to Peraso Inc.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), states that, to the fullest extent permitted by the DGCL as it may be amended, none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also states that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify and hold harmless all of our directors. To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to us, our stockholders, and others.

As permitted by our Certificate of Incorporation and the DGCL, our Amended and Restated Bylaws (the “Bylaws”) provide that we shall indemnify our directors and officers against actions by third parties, and that we shall indemnify our directors, officers and employees against actions brought by or on behalf of the Registrant. The Bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability arising out of his or her actions in that capacity if he or she is serving at our request. We have obtained officer and director liability insurance with respect to liabilities arising out of various matters, including matters arising under the Securities Act.

We have entered into agreements with each of our directors that, among other things, indemnify them for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by us or in our right, arising out of the person’s services as a director or officer of ours or any other company or enterprise to which the person provides services at our request.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Reference				Filed or
Exhibit No.	Exhibit Description	Form	File No.	Form Exhibit	Filing Date	Furnished Herewith
4.1	Restated Certificate of Incorporation of the Company	8-K	000-32929	3.6	November 12, 2010
4.1.1	Certificate of Amendment to Restated Certificate of Incorporation of the Company	8-K	000-32929	3.1	February 14, 2017
4.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on August 27, 2019	8-K	000-32929	3.1	August 27, 2019
4.1.3	Certificate of Amendment to Articles of Incorporation (Name Change)	8-K	000-32929	3.1	December 20, 2021
4.1.4	Certificate of Designation of Series A Special Voting Preferred Stock	8-K	000-32929	3.2	December 20, 2021
4.1.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on December 15, 2023	8-K	000-32929	3.1	December 19, 2023
4.2	Amended and Restated Bylaws of the Company	8-K	000-32929	3.1	November 23, 2021
4.3	Specimen Common Stock Certificate	S-1/A	333-43122	4.1	September 14, 2000
4.4	Peraso Inc. Amended and Restated 2019 Stock Incentive Plan, as amended	8-K	000-32929	10.1	December 23, 2025
4.5	Form of Notice of Grant of Stock Option Award and Agreement pursuant to the Peraso Inc. 2019 Stock Incentive Plan	S-8	333-234675	4.10	November 13, 2019
4.6	Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the Peraso Inc. 2019 Stock Incentive Plan	S-8	333-234675	4.13	November 13, 2019
5.1	Opinion of Mitchell Silberberg & Knupp LLP					X
23.1	Consent of Independent Registered Public Accounting Firm - Weinberg & Co., P.A.					X
23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107	Filing Fee Table					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 15, 2026.

PERASO INC.

By:	/s/ James Sullivan
James Sullivan, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Peraso Inc. (the “Registrant”), hereby constitute and appoint Ronald Glibbery and James Sullivan and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Registrant, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Registrant pursuant to this Registration Statement and any amendments thereto and file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ronald Glibbery	Chief Executive Officer and Director	January 15, 2026
Ronald Glibbery	(Principal Executive Officer)

/s/ James Sullivan	Chief Financial Officer	January 15, 2026
James Sullivan	(Principal Financial and Accounting Officer)

/s/ Daniel Lewis	Director	January 15, 2026
Daniel Lewis

/s/ Cornelis Links	Director	January 15, 2026
Cornelis Links

/s/ Andreas Melder	Director	January 15, 2026
Andreas Melder

/s/ Robert Y. Newell	Director	January 15, 2026
Robert Y. Newell